EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-101473 of RRI Energy, Inc. on Form S-8 of our report dated June 25, 2010, appearing in this annual report on Form 11-K of the RRI Energy, Inc. Savings Plan for the year ended December 31, 2009.
/s/ MELTON & MELTON, L.L.P.
Houston, Texas
June 25, 2010